As filed with the Securities and Exchange Commission on July 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lyell Immunopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1300510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

201 Haskins Way

South San Francisco, California 94080

(650) 695-0677

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lynn Seely, M.D.

President and Chief Executive Officer

Lyell Immunopharma, Inc.

201 Haskins Way

South San Francisco, California 94080

(650) 695-0677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Asa M. Henin

Kenneth Guernsey

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 13, 2026

PROSPECTUS

1,100,000 Shares of Common Stock

This prospectus covers the offer and resale by Innovative Cellular Therapeutics Holdings Limited, a Cayman Island exempted company incorporated with limited liability (“ICT Holdings”), as the selling stockholder, of up to 1,100,000 shares of our common stock, par value $0.0001 per share. The shares of common stock registered for resale pursuant to this prospectus were issued to ICT Holdings on July 10, 2026 upon achievement of certain milestones, as part of the consideration under an Exclusive License Agreement, dated as of November 6, 2025 (the “License Agreement”), by and among us, ICT Holdings and Innovative Cellular Therapeutics, Inc., a Delaware corporation (“ICT” and together with ICT Holdings, the “ICT Group”), pursuant to which the ICT Group granted us an exclusive license to research, develop, manufacture, commercialize and otherwise exploit certain product candidates and products worldwide except in mainland China, Taiwan, Macau and Hong Kong.

We are registering the shares of our common stock on behalf of ICT Holdings, to be offered and sold by ICT Holdings from time to time. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by ICT Holdings.

This prospectus provides a general description of the common stock ICT Holdings may offer. ICT Holdings may sell the shares of our common stock described in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution” on page 7 of this prospectus for more information about how ICT Holdings may sell the shares of common stock being registered pursuant to this prospectus.

We and ICT Holdings have agreed to each be responsible for 50% of the expenses incurred in registering the shares of common stock, including certain legal and accounting fees. ICT Holdings will bear all underwriting discounts, selling commissions and similar fees and arrangements and stock transfer taxes allocable to its sales of the shares of our common stock and certain additional legal and advisor fees.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “LYEL.” On July 10, 2026, the last reported sale price of our common stock was $15.01 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” on page 4 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this registration statement, ICT Holdings, as the selling stockholder, may offer and sell up to 1,100,000 shares of our common stock described in this prospectus. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder. For general information about the distribution of shares of common stock offered by the selling stockholder, see the section in this prospectus titled “Plan of Distribution.”

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” before buying any of the shares of our common stock being offered.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the documents incorporated by reference into this prospectus, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and the documents incorporated by reference into this prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We obtained the industry and market data included or incorporated by reference in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus titled “Risk Factors” and documents incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by us.

This prospectus, including the information incorporated by reference into this prospectus, includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, statements indicating that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date they were made, and while we believe such information formed a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus and in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights certain information about us, the License Agreement and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Lyell,” the “Company” and similar designations refer to Lyell Immunopharma, Inc.

Company Overview

We are a late-stage clinical cell therapy company advancing a pipeline of proprietary next-generation autologous chimeric antigen receptor (CAR) T-cell product candidates for patients with cancer. Our goal is to fully realize the curative potential of cell therapy for patients with hematologic malignancies and solid tumors. To achieve this, we are pioneering novel approaches designed to generate T-cell therapies that drive long-lasting clinical responses. Our investigational CAR T-cell therapies start with the identification of promising cancer targets. We then engineer the patient’s own living immune cells and arm them with our innovative enhancements, including CAR constructs, technologies or manufacturing protocols that are designed to endow T cells with more potent cancer cell killing capabilities.

Company Information

We were incorporated in June 2018 as a Delaware corporation. Our principal executive offices are located at 201 Haskins Way, South San Francisco, California 94080 and our telephone number is (650) 695-0677. Our website address is www.lyell.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it as part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

The Lyell logo and other trademarks or service marks of Lyell Immunopharma, Inc. appearing in this prospectus are the property of Lyell. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

License Agreement and Registration Rights Agreement

On November 6, 2025 (the “Effective Date”), we entered into the License Agreement with the ICT Group. Under the License Agreement, (i) the ICT Group granted us an exclusive license to research, develop, manufacture, commercialize and otherwise exploit certain product candidates and products worldwide except in mainland China, Taiwan, Macau and Hong Kong and (ii) we (a) paid to ICT Holdings $40 million in cash and (b) issued to ICT Holdings 1.9 million shares of our common stock. Contingent consideration payable following the Effective Date includes (i) a potential $30 million clinical milestone payment, up to $115 million upon achievement of certain late-stage regulatory milestones and up to $675 million in commercial sales milestones, (ii) up to an additional 1.85 million shares of our common stock upon achievement of certain clinical and regulatory milestones and (iii) tiered royalties ranging from mid-single digits up to 10% on annual net sales in the United States and low to mid-single-digit royalties on annual net sales in other countries within the licensed territory.

In connection with the License Agreement, we also entered into a Registration Rights Agreement (the “2025 Registration Rights Agreement”) with ICT Holdings. Pursuant to the 2025 Registration Rights Agreement, we agreed to provide ICT Holdings certain registration rights in connection with the shares of our common stock issuable under the License Agreement, including to file shelf registration statements permitting the resale of such shares.

Under the terms of the 2025 Registration Rights Agreement, we agreed to prepare and file, within 30 days after we notified ICT Holdings of achievement of the applicable clinical and regulatory milestones, one or more registration statements with the SEC to register for resale the shares of our common stock issued pursuant to the License Agreement, and generally to cause the applicable registration statements to promptly become effective.

The Offering

Common stock offered by the selling stockholder	1,100,000 shares

Terms of the offering	The selling stockholder, ICT Holdings, will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

Risk factors	See “Risk Factors” on page 4 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market symbol	LYEL

The selling stockholder named in this prospectus may offer and sell up to 1,100,000 shares of our common stock pursuant to this prospectus. Our common stock is currently listed on Nasdaq Global Select Market under the symbol “LYEL.” Shares of our common stock that may be offered under this prospectus are fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholder of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and resale, we are referring to the shares of common stock that have been issued to the selling stockholder pursuant to the License Agreement. When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections titled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section titled “Where You Can Find Additional Information.” Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All the shares of our common stock to be sold pursuant to this prospectus will be sold by ICT Holdings, as the selling stockholder. We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholder pursuant to this prospectus.

We and ICT Holdings, the selling stockholder, have agreed to each be responsible for 50% of the expenses incurred in registering the shares of our common stock offered pursuant to this prospectus, including certain legal and accounting fees. ICT Holdings will bear all underwriting discounts, selling commissions and similar fees and arrangements and stock transfer taxes allocable to its sales of the shares of our common stock and certain additional legal and advisor fees.

SELLING STOCKHOLDER

ICT Holdings, as the selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholder. As a result, we cannot estimate the number of shares of common stock the selling stockholder will beneficially own after termination of sales under this prospectus. In addition, the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for the table below.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholder under this prospectus. This information has been obtained from the selling stockholder. The percentage of shares owned after the offering is based on 24,504,358 shares outstanding as of July 10, 2026.

				After Offering
Name	Number of Shares Beneficially Owned Before Offering		Number of Shares Offered	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
Innovative Cellular Therapeutics Holdings Limited	2,857,500	(2)	1,100,000	1,757,500	7.2%

(1)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions or other dispositions of shares by the selling stockholder.
(2)

Consists of (i) 1,757,500 shares of common stock, which reflects 1,900,000 shares of common stock issued to Innovative Cellular Therapeutics Holdings Limited upon entering the License Agreement less 142,500 shares of common stock that were transferred by Innovative Cellular Therapeutics Holding to certain third parties, and (ii) 1,100,000 shares of common stock issued to Innovative Cellular Therapeutics Holdings Limited pursuant to the License Agreement upon the achievement of certain clinical and regulatory milestones. Lei Xiao, as the Chief Executive Officer of Innovative Cellular Therapeutics Holdings Limited, has voting and dispositive power over these shares.

Relationship with Selling Stockholder

As discussed in greater detail above under the section titled “Prospectus Summary—License Agreement and Registration Rights Agreement,” on November 6, 2025, we entered into the License Agreement with ICT Group pursuant to which we sold and issued shares of common stock and entered into the 2025 Registration Rights Agreement, pursuant to which we agreed with the ICT Holdings, as selling stockholder, to file a registration statement to enable the resale of the shares of common stock covered by this prospectus. None of the selling stockholder or any persons having control over such selling stockholder has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares.

PLAN OF DISTRIBUTION

We are registering for resale by ICT Holdings, as the selling stockholder, up to 1,100,000 shares of common stock. The selling stockholder, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or interests in our common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or interests in our common stock on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their employees, partners, members or stockholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in-market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	through agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time, under this prospectus, or under an amendment or supplement to this prospectus to include the pledgee, transferee or other successors in interest as the selling stockholder under this prospectus. The selling stockholder also may transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of shares of our common stock offered by it will be the purchase price of such shares of our common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholder.

At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholder, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling stockholder also may in the future resell all or a portion of the shares of our common stock in open market transactions, rather than under this prospectus, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock or warrants may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the shares of our common stock to be sold, the purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our common stock offered by the selling stockholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the 2025 Registration Rights Agreement, we have agreed to indemnify the selling stockholder against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act. In addition, we and the selling stockholder may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

Under the 2025 Registration Rights Agreement, we have agreed to maintain the effectiveness of this registration statement until all securities covered by the 2025 Registration Rights Agreement have been sold under this registration statement, have been transferred without restrictive legends, may be sold under Rule 144 of the Securities Act or are no longer outstanding.

The selling stockholder may use this prospectus in connection with resales of shares of our common stock. This prospectus and any accompanying prospectus supplement will identify the selling stockholder, the terms of our common stock and any material relationships between us and the selling stockholder. The selling stockholder may be deemed to be underwriters under the Securities Act in connection with shares of our common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling stockholder will receive all of the net proceeds from the resale of shares of our common stock.

The selling stockholder may elect to make an in-kind distribution of common stock to its shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such shareholders are not affiliates of ours, such shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

We and ICT Holdings have agreed to each be responsible for 50% of the expenses incurred in the registration of shares of our common stock to be offered and sold pursuant to this prospectus, including certain legal and accounting expenses. ICT Holdings will bear all underwriting discounts, selling commissions and similar fees and arrangements and stock transfer taxes allocable to its sales of the shares of our common stock and certain additional legal and advisor fees.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Cooley LLP will pass upon the validity of the shares of common stock offered pursuant to this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.lyell.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (in each case, other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our definitive proxy statement on  Schedule 14A, filed with the SEC on April 24, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 6, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on March 9, 2026 and June 15, 2026; and

•	the description of our common stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference at no cost. Requests should be addressed to 201 Haskins Way, South San Francisco, CA 94080, Attn: Chief Financial Officer or may be made telephonically at (650) 695-0677.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, which will be borne 50% by us and 50% by ICT Holdings. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$2,223
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$18,500
Miscellaneous	$4,277
Total	$45,000

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and executive officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provide that we will indemnify our directors and executive officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and executive officers, whereby we have agreed to indemnify our directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee, or agent of ours, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, our best interest.

At present, there is no pending litigation or proceeding involving a director or executive officer of ours regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his capacity as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The indemnification agreements also set forth certain procedures, presumptions and remedies that will apply in the event of a claim for indemnification thereunder.

Item 16. Exhibit Index.

EXHIBIT INDEX

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit/ Appendix Reference	Filing Date	Filed Herewith

2.1*	Agreement and Plan of Merger, dated as of October 24, 2024, by and among ImmPACT Bio USA Inc., Lyell Immunopharma, Inc., Inspire Merger Sub Inc. and WT Representative LLC, solely in its capacity as the Representative	8-K	001-40502	2.1	October 24, 2024

4.1	Amended and Restated Certificate of Incorporation of Lyell Immunopharma, Inc.	S-8	333-257249	4.1	June 21, 2021

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Lyell Immunopharma, Inc.	8-K	001-40502	3.1	May 28, 2025

4.3	Amended and Restated Bylaws of Lyell Immunopharma, Inc.	8-K	001-40502	3.1	December 5, 2025

4.4	Form of Common Stock Certificate	10-Q	001-40502	4.1	August 12, 2025

4.5	Registration Rights Agreement, dated as of November 6, 2025, by and between Lyell Immunopharma, Inc. and Innovative Cellular Therapeutics Holdings Limited	S-3	333-291970	4.3	December 5, 2025

5.1	Opinion of Cooley LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Cooley LLP (See Exhibit 5.1)					X

24.1	Power of Attorney (See signature page)					X

107	Filing Fee Table					X

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on July 13, 2026.

Lyell Immunopharma, Inc.

By:	/s/ Lynn Seely
Lynn Seely
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lynn Seely and Smital Shah, and each of them, as her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN SEELY Lynn Seely, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 13, 2026

/s/ SMITAL SHAH Smital Shah	Chief Financial and Business Officer (Principal Financial Officer)	July 13, 2026

/s/ VERONICA SANCHEZ Veronica Sanchez	VP, Controller (Principal Accounting Officer)	July 13, 2026

/s/ RICHARD D. KLAUSNER Richard D. Klausner, M.D.	Chair of the Board of Directors	July 13, 2026

/s/ MARK BACHLEDA Mark Bachleda, Pharm.D.	Director	July 13, 2026

/S/ OTIS BRAWLEY Otis Brawley, M.D.	Director	July 13, 2026

/s/ CATHERINE FRIEDMAN Catherine Friedman	Director	July 13, 2026

Signature	Title	Date

/s/ ELIZABETH NABEL Elizabeth Nabel, M.D.	Director	July 13, 2026

/s/ SUMANT RAMACHANDRA Sumant Ramachandra, M.D., Ph.D.	Director	July 13, 2026

/s/ WILLIAM RIEFLIN William Rieflin	Director	July 13, 2026